NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
MONDAY, NOV. 12, 2007

GROUP 1 AUTOMOTIVE TO PRESENT AT STEPHENS INC. CONFERENCE

Celebrating 10th Anniversary by Ringing NYSE Closing Bell

HOUSTON, Nov. 12, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at the Stephens Inc. Fall Investment Conference. The presentation will provide an overview of Group 1’s third-quarter financial results, outlook and strategy.

Group 1 is scheduled to present at the New York Palace Hotel in New York, N.Y., on Nov. 15, at 11:10 a.m. EST. A slide presentation and live audio webcast, with a replay available for 30 days, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

Anniversary Celebration at NYSE
The company also announced that in celebration of its 10-year anniversary since going public in 1997, senior management will ring The Closing Bell® at the New York Stock Exchange on Nov. 16.

“Ringing the closing bell at the New York Stock Exchange is great way for our company to celebrate its 10 years of existence,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “We appreciate all the efforts from our employees and other key stakeholders in making our first 10 years so successful. We look forward to many additional years of success as we continue to grow and improve our business.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 96 automotive dealerships, 131 franchises, and 24 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.